FORM OF

THIRTEEN AMENDMENT TO THE

AMENDED AND RESTATED GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This Amendment, dated March 1, 2024, hereby amends the Amended and Restated Global Securities Lending Agency Agreement (the “Agency Agreement”) dated as of October 1, 2019, as amended from time to time, between (i) CITIBANK, N.A., a national banking organization (the “Agent”) and (ii) each of the registered investment companies identified on the signature page hereto (each a “Registrant” and collectively, the “Registrants”) on behalf of each of its respective series identified on Appendix A (each a “Lender” and collectively, the “Lenders”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Agency Agreement.

WHEREAS, the Parties wish to amend the Agency Agreement to replace Appendix A and Exhibit A to the Agency Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Appendix A to the Agency Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

2.	Exhibit A to the Agency Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

3.	All other provisions of the Agency Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

CITIBANK, N.A., Agent	The Hartford Mutual Funds, Inc., on behalf of its respective Lenders set forth on Appendix A attached hereto

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders set forth on Appendix A attached hereto

Hartford Series Fund, Inc., on behalf of its respective Lenders set forth on Appendix A attached hereto

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders set forth on Appendix A attached hereto

Lattice Strategies Trust, on behalf of its respective Lenders set forth on Appendix A attached hereto

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders set forth on Appendix A attached hereto

By:	By:
Name:	Name:
Title:	Title:

Appendix A

amended and restated March 1, 2024

Lenders

The Hartford Mutual Funds, Inc.
1. The Hartford Balanced Income Fund
2. Hartford AARP Balanced Retirement Fund
3. The Hartford Capital Appreciation Fund
4. Hartford Core Equity Fund
5. The Hartford Dividend and Growth Fund
6. Hartford Dynamic Bond Fund
7. Hartford Emerging Markets Equity Fund
8. The Hartford Emerging Markets Local Debt Fund
9. Hartford Climate Opportunities Fund
10. The Hartford Equity Income Fund
11. Hartford Global Impact Fund
12. Hartford Real Asset Fund (formerly, The Hartford Global Real Asset Fund)
13. The Hartford Healthcare Fund
14. The Hartford Inflation Plus Fund
15. Hartford International Equity Fund
16. The Hartford International Growth Fund
17. The Hartford International Opportunities Fund
18. The Hartford International Value Fund
19. The Hartford MidCap Fund
20. The Hartford MidCap Value Fund
21. Hartford Multi-Asset Income Fund
22. Hartford Sustainable Municipal Bond Fund
23. The Hartford Municipal Opportunities Fund
24. Hartford Municipal Short Duration Fund
25. The Hartford Short Duration Fund
26. Hartford Small Cap Value Fund
27. The Hartford Small Company Fund
28. The Hartford Strategic Income Fund
29. The Hartford Total Return Bond Fund
30. The Hartford World Bond Fund
31. Hartford Low Duration High Income Fund*

The Hartford Mutual Funds II, Inc.
1. The Hartford Growth Opportunities Fund
2. The Hartford Small Cap Growth Fund
3. Hartford Schroders Emerging Markets Equity Fund
4. Hartford Schroders Emerging Markets Multi-Sector Bond Fund
5. Hartford Schroders International Multi-Cap Value Fund
6. Hartford Schroders International Stock Fund
7. Hartford Schroders Tax-Aware Bond Fund
8. Hartford Schroders US Small Cap Opportunities Fund
9. Hartford Schroders US MidCap Opportunities Fund
10. Hartford Schroders Diversified Emerging Markets Fund
11. Hartford Schroders Sustainable Core Bond Fund
12. Hartford Schroders International Contrarian Value Fund
13. Hartford Schroders Sustainable International Core Fund
14. Hartford Schroders Diversified Growth Fund

Hartford Series Fund, Inc.
1. Hartford Balanced HLS Fund
2. Hartford Capital Appreciation HLS Fund
3. Hartford Disciplined Equity HLS Fund
4. Hartford Dividend and Growth HLS Fund
5. Hartford Healthcare HLS Fund
6. Hartford International Opportunities HLS Fund
7. Hartford MidCap HLS Fund
8. Hartford Small Cap Growth HLS Fund*
9. Hartford Small Company HLS Fund
10. Hartford Stock HLS Fund
11. Hartford Total Return Bond HLS Fund
12. Hartford Ultrashort Bond HLS Fund
13.

Hartford HLS Series Fund II, Inc.**
1. Hartford Small Cap Growth HLS Fund**

Lattice Strategies Trust
1. Hartford Multifactor Developed Markets (ex-US) ETF
2. Hartford Multifactor Emerging Markets ETF
3. Hartford Multifactor Small Cap ETF
4. Hartford Multifactor Diversified International ETF
5. Hartford Multifactor US Equity ETF
6. Hartford Longevity Economy ETF
7. Hartford Disciplined US Equity ETF
8. Hartford US Quality Growth ETF
9. Hartford US Value ETF
10. Hartford Multifactor International Small Company ETF

Hartford Funds Exchange-Traded Trust
1. Hartford Municipal Opportunities ETF
2. Hartford Schroders Tax-Aware Bond ETF
3. Hartford AAA CLO ETF (formerly, Short Duration ETF)
4. Hartford Total Return Bond ETF
5. Hartford Core Bond ETF
7. Hartford Sustainable Income ETF
8. Hartford Large Cap Growth ETF
9. Hartford Quality Value ETF

*Added effective April 26, 2024

** Removed from the agreement effective upon the closing of the reorganization of Hartford Small Cap Growth HLS Fund, a series of Hartford HLS Series Fund II, Inc. into Hartford Small Cap Growth HLS Fund, a series of Hartford Series Fund, Inc.

Exhibit A

to the Amended and Restated Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

LIST OF DESIGNATED ACCOUNTS

amended and restated March 1, 2024

[REDACTED]